Exhibit 4.2

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT is entered into as of April 29, 2026 (this “Agreement”), by and among Patriot Financial Partners II, L.P. a Delaware limited partnership, Patriot Financial Partners Parallel II, L.P., a Delaware limited partnership (together with Patriot Financial Partners II, L.P., “Patriot”), U.S. Century Bank, a Florida Banking corporation, and USCB Financial Holding, Inc, a Florida corporation and the parent company of U.S. Century Bank (“USCB” and together with U.S. Century Bank, the “USCB Parties”).

RECITALS

WHEREAS, Patriot and the USCB Parties are parties to that certain side letter agreement dated as of December 30, 2021by and among the USCB Parties, Patriot and Priam Capital Fund II, L.P. (“Priam”)(the “Side Letter Agreement”) (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Side Letter Agreement); and

WHEREAS, the managing partners of Patriot and the respective boards of directors of the USCB Parties have determined it is in the best interests of the USCB Parties and Patriot, respectively, to terminate the Side Letter Agreement solely as it relates to Patriot as provided herein, effective immediately upon execution of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Termination of Side Letter Agreement.

(a)         Patriot and the USCB Parties hereby terminate the Side Letter Agreement solely as it relates to Patriot, effective immediately upon the execution of this Agreement.

(b)         Notwithstanding anything contained in this Agreement to the contrary, this Agreement (including Section 2) shall not terminate, modify or affect the respective rights and obligations of Priam and the USCB Parties with respect to Priam under the Side Letter Agreement. The terms and provisions of the Side Letter Agreement as it relates to Priam remain in full force and effect.

2.	Effect of Termination; Mutual Discharge and Release.

Each party hereto, on behalf of itself and, to the extent permitted by law, its affiliates, subsidiaries, directors, officers, stockholders, partners, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them (each, a “Releasing Party”), hereby fully, finally and forever releases each other party hereto and each of their respective affiliates, subsidiaries, directors, officers, stockholders, partners, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them, from any and all liabilities and obligations, claims, causes of action and suits, at law or in equity, whether arising under any United States federal, state or local or any foreign law or otherwise, that any Releasing Party has or has had arising out of, relating to, or in connection with the Side Letter Agreement and the transactions contemplated thereby, including, without limitation, any liability or obligation arising out of any breach of any representation, warranty, covenant or agreement contained in the Side Letter Agreement; provided, however, notwithstanding anything to the contrary herein, nothing in this Section 2 shall impair the survival and full force and effect of the terms of (i) Section 2(g) of the Side Letter Agreement which deal with indemnification and (ii) Section 3(b) of the Side Letter Agreement which deal with confidentiality.

3.	Survival of Provisions.

(a)         Notwithstanding anything contained in this Agreement to the contrary, the provisions of Section 2(g) of the Side Letter Agreement with respect to confidentiality shall survive and remain in full force and effect in accordance with its terms. Patriot agrees that any non-public information of the USCB Parties in its possession will be promptly destroyed to the extent such destruction (i) is not prohibited by law, rule, regulation or by any competent judicial, governmental, supervisory or regulatory body; and (ii) is reasonably practicable, with respect solely to electronic data, given the limitations on the permanent destruction of electronic data located on information technology systems; provided, however, Patriot may retain one copy of such information for record retention purposes, as required by applicable law or regulation or its internal document retention policies.

(b)         Notwithstanding anything contained in this Agreement to the contrary, the provisions of Section 3(b) of the Side Letter Agreement with respect to indemnification shall survive and remain in full force and effect in accordance with its terms.

4.	Representations and Warranties.

Each of Patriot and the USCB Parties hereby represents and warrants to the other party that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

5.	Public Announcement.

In its discretion, in accordance with its obligations under the Federal securities laws, USCB may prepare and file a Current Report on Form 8-K with the Securities and Exchange Commission and/or a press release upon or promptly after the entry into this Agreement by the parties hereto with respect to the termination of the Side Letter Agreement solely with Patriot.

6.	Governing Law.

This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of law of such state. Patriot and the USCB Parties agree that any action arising out of this Agreement will be brought solely in any Florida state or federal court located in Miami-Dade County, Florida. Both Patriot and the USCB Parties hereby submit to the exclusive jurisdiction and venue of any such court. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING FROM THE TERMS OF THIS AGREEMENT.

7.	Binding Agreement; No Admission.

(a)    This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of each of Patriot and the USCB Parties. Except as provided in Section 2(g) of the Side Letter Agreement and, solely in respect to Section 1(b) hereof, Priam, there are no third party beneficiaries to this Agreement. Each of Patriot and the USCB Parties acknowledges and agrees that it fully understands the provisions set forth in this Agreement and their effect, and that each of them is voluntarily entering into this Agreement.

(b)    Patriot and the USCB Parties expressly agree and acknowledge that their entering into this Agreement shall not be construed in any manner as an admission of any liability, obligation, or wrongdoing on the part of either Party. Each of Patriot and the USCB Parties expressly denies any and all liability or wronging with respect to the Side Letter Agreement.

8.	Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement are not affected in any manner adverse to any party hereto

9.	Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument, without necessity of production of the others. An executed signature page delivered via facsimile transmission or electronic signature shall be deemed as effective as an original executed signature page.

10.	Entire Agreement.

This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreement or communications between the Parties, whether written, oral, electronic or otherwise

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

USCB FINANCIAL HOLDINGS, INC.

By:	/s/ Luis de la Aguilera
Name:	Luis de la Aguilera
Title:	President and Chief Executive Officer

U.S. CENTURY BANK

By:	/s/ Luis de la Aguilera
Name:	Luis de la Aguilera
Title:	President and Chief Executive Officer

PATRIOT FINANCIAL PARTNERS II, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

PATRIOT FINANCIAL PARTNERS PARALLEL II, L.P.

By:	/s/ W. Kirk Wycoff
Name:	W. Kirk Wycoff
Title:	Managing Partner

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